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Exhibit 10.1

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                            ASSET PURCHASE AGREEMENT


                                  By and Among


                             AR ACQUISITION COMPANY

                             POWER COMPONENTS, INC.


                                      and


                   THE SHAREHOLDERS OF POWER COMPONENTS, INC.
                         LISTED ON SCHEDULE 2.2 HERETO








                            Dated September 4, 1997









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                               TABLE OF CONTENTS
                                                                           PAGE

ARTICLE 1    CERTAIN DEFINITIONS.............................................1

Sec. 1.1.    Assumed Liabilities.............................................1
Sec. 1.2.    Business........................................................1
Sec. 1.3.    Exchange Act....................................................1
Sec. 1.4.    Excluded Assets.................................................1
Sec. 1.5.    GAAP............................................................1
Sec. 1.6.    Liabilities.....................................................1
Sec. 1.7.    Net Operating Assets............................................2
Sec. 1.8.    Non-Assumed Liabilities.........................................2
Sec. 1.9.    Purchased Assets................................................2

ARTICLE 2    SALE AND PURCHASE OF ASSETS.....................................3

Sec.  2.1.   Sale of Assets..................................................3
Sec.  2.2.   Purchase Consideration and Payment for Purchased Assets.........3
Sec.  2.3.   Restricted Securities...........................................3

ARTICLE 3    CLOSING.........................................................4

Sec.  3.1.   Closing.........................................................4
Sec.  3.2.   Transactions on the Closing Date................................4

ARTICLE 4    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
             THE SHAREHOLDERS................................................5

Sec.  4.1.   Due Execution...................................................5
Sec.  4.2.   Corporate Organization and Authority of Company.................5
Sec.  4.3.   Certificate of Incorporation; By-laws...........................6

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Sec.  4.4    Subsidiaries and Equity Investments.............................6
Sec.  4.5    Ownership of Shares.............................................6
Sec.  4.6.   Capitalization..................................................6
Sec.  4.7.   No Violation....................................................6
Sec.  4.8.   Litigation......................................................7
Sec.  4.9.   Personal Property...............................................7
Sec.  4.10   Real Property...................................................7
Sec.  4.11   Financial Statements............................................7
Sec.  4.12   Books and Records...............................................8
Sec.  4.13   Tax Matters.....................................................8
Sec.  4.14   Employee Matters................................................9
Sec.  4.15   Intellectual Property..........................................11
Sec.  4.16   Accounts Receivable............................................11
Sec.  4.17   Inventory......................................................11
Sec.  4.18   No Material Change.............................................11
Sec.  4.19   Compliance With Law............................................13
Sec.  4.20   Contracts and Commitments......................................13
Sec.  4.21   Insurance......................................................13
Sec.  4.22   Affiliate Interests............................................14
Sec.  4.23   Customers, Suppliers, Distributors, Etc........................14
Sec.  4.24   Absence of Certain Payments....................................14
Sec.  4.25   Investment Intent..............................................14
Sec.  4.26   Disclosure.....................................................15

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ARTICLE 5    REPRESENTATIONS AND WARRANTIES OF ARAC ........................15

Sec.  5.1.   Organization...................................................15
Sec.  5.2.   Corporate Authority............................................15
Sec.  5.3.   No Violation...................................................15
Sec.  5.4.   Questron Shares................................................16

ARTICLE 6    CERTAIN COVENANTS AND AGREEMENTS OF THE COMPANY
             AND ARAC.......................................................16

Sec.  6.1.   Tax Covenants..................................................16
Sec.  6.2.   Expenses and Finder's Fees.....................................17
Sec.  6.3.   Press Releases.................................................17
Sec.  6.4.   Transitional Assistance........................................17
Sec.  6.5.   Non-Assumed Liabilities........................................17
Sec.  6.6.   Assumed Liabilities............................................17
Sec.  6.7.   Change of Name.................................................17
Sec.  6.8.   Relocation of Business.........................................17
Sec.  6.9.   Sale of Stock..................................................17

ARTICLE 7    INDEMNIFICATION................................................18

Sec.  7.1.   Indemnification by the Company and the Shareholders............18
Sec.  7.2.   Indemnification by ARAC........................................19
Sec.  7.3.   Limitations on Liability.......................................19

ARTICLE 8    SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND
             COVENANTS......................................................20

Sec.  8.1.   Representations, Warranties and Covenants......................20

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ARTICLE 9    NON-COMPETITION BY THE COMPANY AND NO SOLICITATION.............20

Sec.  9.1.   Non-Compete; Non-Solicitation..................................20
Sec.  9.2.   Remedies.......................................................20

ARTICLE 10   MISCELLANEOUS..................................................20

Sec.  10.1   Cooperation....................................................20
Sec.  10.2   Waiver.........................................................20
Sec.  10.3   Notices........................................................21
Sec.  10.4   Governing Law and Consent to Jurisdiction; Dispute
               Resolution...................................................22
Sec.  10.5   Counterparts...................................................23
Sec.  10.6   Headings.......................................................23
Sec.  10.7   Entire Agreement...............................................23
Sec.  10.8   Amendment and Modification.....................................23
Sec.  10.9   Binding Effect; Benefits.......................................23
Sec.  10.10  Assignability..................................................23
Sec.  10.11  Disclosure Letter; Schedules...................................23

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                                   SCHEDULES

1.1      Assumed Liabilities
1.4      Excluded Assets
1.7      Net Operating Assets
1.8      Non-Assumed Liabilities
2.2      Shareholders' % Ownership of the Company
4.9      Personal Property
4.14     Employee Matters
4.23     25 Largest Customers of the Company, by Dollar Volume
6.1      Allocation of Purchase Price among Purchased Assets


                                    EXHIBITS

A.       Promissory Note
B.       General Indenture of Conveyance
C.       Employment Agreement of Frank E. Hutchinson
D.       Non-Compete Agreement of Robert C. Meo
E.       Instrument of Assumption

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         ASSET PURCHASE AGREEMENT dated September 4, 1997 (herein, together with the Schedules and Exhibits attached hereto, referred to as the "Agreement") by and among AR Acquisition Company, a Pennsylvania corporation ("ARAC"), Power Components, Inc., a Pennsylvania corporation (the "Company"), and the individuals listed on Schedule 2.2 ("Shareholders").


                             W I T N E S S E T H :

         WHEREAS, the Shareholders are the beneficial and record holders of all of the shares of capital stock of the Company; and

         WHEREAS, the Company wishes to sell and ARAC wishes to purchase the business and the Purchased Assets (as hereinafter defined) of the Company upon the terms and subject to the conditions contained in this Agreement.

         NOW, THEREFORE, in reliance upon the representations and warranties made herein and in consideration of the mutual agreements herein contained, the parties agree as follows:

                                   ARTICLE 1

                              CERTAIN DEFINITIONS

         1.1 Assumed Liabilities. As used in this Agreement, the term "Assumed Liabilities" shall mean only those Liabilities (as hereinafter defined) of the Company which were incurred in the ordinary course of the Business and which are identified on Schedule 1.1 attached hereto. Assumed Liabilities shall not include any Liabilities other than those expressly set forth on Schedule 1.1.

         1.2 Business. As used in this Agreement, the business conducted by the Company is hereinafter referred to as the "Business."

         1.3 Exchange Act. As used in this Agreement, the term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.4 Excluded Assets. As used in this Agreement, the term "Excluded Assets" shall mean the assets specifically identified on Schedule 1.4.

         1.5 GAAP. As used in this Agreement, the term "GAAP" shall mean United States generally accepted accounting principles which are applicable to a company filing reports under Section 13(a) of the Exchange Act.

         1.6 Liabilities. As used in this Agreement, the term "Liabilities" means all costs, expenses, charges, debts, liabilities and obligations, contingent or otherwise, primary or secondary, direct or indirect, accrued or unaccrued, including, without limitation, those arising under any

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legislation, regulation or rule of any governmental authority, commission, board, agency or instrumentality, domestic or foreign, any award of any arbitrator or court, any act or omission, and any contract, agreement, lease, commitment or undertaking.

         1.7 Net Operating Assets. As used in this Agreement, the term "Net Operating Assets" shall mean: (a) the Company's accounts receivable, inventory, fixed assets and those other assets identified on and valued at the agreed upon values set forth on Schedule 1.7 determined in accordance with GAAP less (b) any Assumed Liabilities. Net Operating Assets shall not include any cash held by the Company nor shall it include any assets of the Business other than the Purchased Assets.

         1.8 Non-Assumed Liabilities. As used in this Agreement, the term "Non-Assumed Liabilities" shall mean any Liabilities of the Company arising before or after the Closing Date, except for those Liabilities which are expressly included among the Assumed Liabilities. Non-Assumed Liabilities shall include, without limitation, those Liabilities identified on Schedule 1.8 attached hereto.

         1.9 Purchased Assets. As used in this Agreement, the term "Purchased Assets" shall mean all of the right, title, and interest of the Company in, to and under certain of the tangible and intangible assets (other than cash and other Excluded Assets), rights and privileges of the Company as of the Closing Date (as defined in Section 3.1 hereof), wherever located, relating to and/or used or held for use in connection with the Business. The term Purchased Assets shall include, without limitation:

         (a) All office equipment, computer hardware, office furnishings and other fixed assets and similar property currently used in the Business and necessary in order to operate the Business in a manner consistent with the Company's past practice;

         (b) All inventories of batteries, work in progress, finished products and other supplies;

         (c) All billed and unbilled accounts receivable and all rights, if any, to receive payments from any person held by the Company;

         (d) All prepaid expenses and similar assets;

         (e) All of the rights of the Company under all contracts relating to the Business including, without limitation, the Company's rights under customer contracts, supplier agreements and all other arrangements, license agreements, leases, service and maintenance contracts, software support contracts and agreements whether written or oral, necessary in order to service the Business in a manner consistent with the Company's past practice, including, without limitation, all unfilled orders from customers or relating to or under the assigned contracts and all forward commitments relating to or under the assigned contracts including, without limitation, the Company's right to

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receive payment for products sold or services rendered pursuant to, and to receive goods and services pursuant to, the assigned contracts and to assert claims and take other rightful actions in respect of breaches, defaults, and other violations of such contracts;

         (f) All trade secrets, processes, procedures, proprietary information, technology and formulae now used in or necessary for the conduct of the Business or developed, licensed or acquired in connection with the Business, including any licensed rights relating thereto; and

         (g) All books, records (other than minute books and other corporate records of the corporate proceedings of the Company), manuals, software, software codes, advertising matter, catalogs, price lists, correspondence, mailing lists, lists of customers and other customer files, competitor and competition information, market and industry information, product supply information, systems information, distribution lists, sales and promotional materials and records, purchasing material and records, media materials, sales order files, backup disks and data files, drawings, job files, open proposals and open quotations.


                                   ARTICLE 2

                          SALE AND PURCHASE OF ASSETS

         2.1 Sale of Assets. The Company shall sell to ARAC the Purchased Assets and ARAC shall purchase such Purchased Assets for the aggregate purchase consideration specified in Section 2.2 (the "Purchase Price").

         2.2 Purchase Consideration and Payment for Purchased Assets. ARAC shall acquire the Purchased Assets for a total purchase price as set forth below, plus the assumption of the Assumed Liabilities. The cash portion of the purchase price shall be payable by wire transfer of immediately available funds to an account designated by the Company and the stock portion of the purchase price shall be payable by means mutually agreed to by the parties. The purchase price shall be as follows:

         (a) cash delivered to the Company in the amount of $900,000.00 (the "Cash Consideration");

         (b) 50,000 non-assessable shares of common stock of Questron Technology, Inc., a Delaware corporation ("Questron") (the "Questron Shares"), which shares shall be subject to no liens or restrictions other than restrictions under applicable securities laws. At the written request of the Company and upon being furnished with an appropriate instrument of assignment duly executed by the Company, ARAC shall cause the Questron Shares to be issued in accordance with the Company's instructions in the names of and delivered to the Shareholders and in the proportions set forth on Schedule 2.2;

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         (c) a promissory note delivered to the Company substantially in the form of Exhibit A annexed hereto (the "Note") in the principal amount of $250,000; and

         (d) the Instrument of Assumption contemplated by Section 3.2(b)(iv).

         2.3 Restricted Securities. The shares representing the Questron Shares shall be restricted securities under Rule 144 of the Securities Act of 1933, will not have been registered under said act and may not be resold absent such registration or unless an exception from registration is available and the certificates evidencing such shares shall bear an appropriate legend restricting transfers under said act.


                                   ARTICLE 3

                                    CLOSING

         3.1 Closing. The closing of the sale of the Assets contemplated by
Section 2.1 (the "Closing") shall occur simultaneously with the execution and delivery of this Agreement and shall take place at 10:00 A.M. local time on September 4, 1997 at the offices of the Company's counsel located at 401 City Avenue, Bala Cynwyd, Pennsylvania or on such other date and at such other time as the parties may mutually agree (such date of execution, delivery and closing being hereinafter referred to as the "Closing Date"). The effective date of the Closing shall be August 31, 1997.

         3.2 Transactions on the Closing Date.

         (a) At the Closing, the Company will deliver to ARAC the following:

              (i) a General Indenture of Conveyance, Assignment and Transfer substantially in the form of Exhibit B attached hereto duly executed by the Company in favor of ARAC and all such other deeds, bills of sale, assignments, or other instruments of transfer and conveyance as shall be necessary or appropriate, in the reasonable judgment of ARAC, to transfer title to and possession of all of the Purchased Assets to ARAC, and the Company shall take all other steps as may be necessary to put ARAC in actual control of all of the Purchased Assets. The Company shall make available to ARAC all documents (or copies thereof) and other data, technical or otherwise, which are owned by the Company which relate to the Purchased Assets or to the Business and which will be necessary for the conduct of the Business after the Closing Date, including, without limitation, such books of accounts and financial records as ARAC may reasonably request;

              (ii) an employment agreement dated the Closing Date duly executed on behalf of ARAC in favor of Frank E. Hutchinson, substantially in the form attached hereto as Exhibit C (together with the "Restrictive Letter" and any other exhibits attached thereto,

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    the "Employment Agreement");

              (iii) restrictive letters dated the Closing Date duly executed by Robert C. Meo and Maria M. Hutchinson substantially in the form of Exhibit D attached hereto (the "Non-Compete Agreements");

              (iv) an opinion of counsel to the Company and the Shareholders in form and substance satisfactory to ARAC;

              (v) an unaudited balance sheet of the Company as of August 31, 1997 (the "Reference Balance Sheet Date"), together with a written statement describing any significant changes in financial condition since the Balance Sheet Date; and

              (vi) such other certificates and documents as may be reasonably requested by ARAC or their counsel.

         (b) At the Closing, ARAC will deliver to the Company the following:

              (i) the Cash Consideration;

              (ii) the Questron Shares;

              (iii) the Note; and

              (iv) an Instrument of Assumption relating to the Assumed Liabilities in the form of Exhibit E annexed hereto.


                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                                THE SHAREHOLDERS

         Each of the Company and the Shareholders jointly and severally represents and warrants to ARAC that:

         4.1 Due Execution. This Agreement, the Employment Agreement and the Non-Compete Agreement (collectively, the "Agreements"), have been, and will be as of the Closing Date, duly executed and delivered by each of the Company and the Shareholders, and (assuming due execution and delivery by ARAC) the Agreements constitute valid and binding obligations of each of the Company and the Shareholders, enforceable in accordance with their terms, except as such

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enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

         4.2 Corporate Organization and Authority of Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has all requisite corporate power and authority to carry on its business as now being conducted and to own its properties . The Company is not licensed or qualified as a foreign corporation in any other jurisdiction and the failure to be so licensed or so qualified will not have a material adverse effect on the Purchased Assets, or Assumed Liabilities (a "Material Adverse Effect") of the Company. The execution and delivery of the Agreements by the Company have been duly authorized by all necessary action of the Company.

         4.3 Certificate of Incorporation; By-laws. The Company has heretofore delivered to ARAC complete and correct copies of the articles of incorporation and by-laws of the Company as currently in effect.

         4.4 Subsidiaries and Equity Investments. The Company has no subsidiaries and does not own, directly or indirectly, any investments, capital stock or other equity or ownership interests in any other corporations or business enterprises and is not partner in any partnership or co-venturer in any joint venture or other business enterprise. The term "subsidiary" means any corporation or other entity of which the Company, directly or indirectly, owns or controls capital stock or ownership interests representing either (i) more than fifty percent (50%) of the general voting power under ordinary circumstances of such corporation or entity, or (ii) if an entity other than a corporation, more than fifty percent (50%) of the economic interest therein.

         4.5 Ownership of Shares. Each Shareholder is the lawful record and beneficial owner of that number of shares set forth opposite his or her name on
Schedule 2.2 which represents all of the issued and outstanding shares of the Company's capital stock.

         4.6 Capitalization. The authorized capital of the Company consists of 1,000 shares of common stock, without par value (the "Common Stock"), of which 1,000 shares are issued and outstanding. No other class of capital stock or other ownership interests of the Company is authorized, issued, reserved for issuance or outstanding. All such issued and outstanding shares have been duly authorized and are validly issued, fully paid and nonassessable. No shares and no options, warrants or other rights, agreements, commitments or arrangements of any kind to acquire shares, were issued in violation of (x) any preemptive or other rights, or (y) any provision of any contract, agreement or arrangement of any kind. There are no outstanding options, warrants, subscriptions, unsatisfied preemptive rights, calls or other rights, agreements, commitments or arrangements of any kind to acquire any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock of the Company or any security of any kind convertible into or exchangeable for any such capital stock. There are no voting trusts, shareholder agreements, proxies or other agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its shareholders, and (ii) between or among any of the Company's shareholders.

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There is no outstanding bond, debenture, note or other indebtedness of the
Company having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matter on which shareholders of the Company or any subsidiary may vote.

         4.7 No Violation. Neither any Shareholder nor the Company is subject to or bound by any provision of:

         (a) any law, statute, rule, regulation or judicial or administrative decision,

         (b) (in the case of the Company) its articles of incorporation or by-laws,

         (c) any contract, mortgage, deed of trust, lease, note, shareholders' agreement, proxy, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction, or

         (d) any consent, judgment, order, writ, award, injunction or decree of any court, governmental or regulatory body, administrative agency or arbitrator,

that would conflict with, prevent or be violated by or that would result in the creation of any encumbrance, lien, charge or restriction of any kind or character ("Encumbrance") as a result of, or under which there would be a default or right of termination, amendment, acceleration, revocation, cancellation or suspension as a result of, the execution, delivery and performance by the Company or a Shareholder of the Agreements to which such person is a party and the consummation of the transactions contemplated thereby. No consent, order, license, permit, approval or authorization of or declaration, notice or filing with any individual, corporation, partnership, limited liability company, trust or unincorporated organization or any government or any agency or political subdivision thereof (a "Person") is required for the valid execution, delivery and performance by the Company or a Shareholder of the Agreements to which such person is a party and the consummation of the transactions contemplated thereby.

         4.8 Litigation. Except as set forth in the Disclosure Letter, there is
(i) no outstanding consent, order, judgment, injunction, award or decree of any court, governmental or regulatory body, administrative agency or arbitrator against or involving the Company, any of its officers or directors as such or any Shareholder in his capacity as a shareholder of the Company, (ii) no action, suit, dispute or governmental, administrative, arbitration or regulatory proceeding pending or, to the Company's knowledge, threatened against the Company or any Shareholder in his capacity as a shareholder of the Company, and (iii) to the Company's knowledge, no investigation pending or threatened against or relating to the Company, any of its officers or directors as such or any Shareholder in his capacity as a shareholder of the Company (collectively, "Proceedings").

         4.9 Personal Property. (a) Schedule 4.9 sets forth (i) the tangible physical assets of the Company included in the Purchased Assets all of which assets are located at 700-710 East Johnson Highway, Norristown, PA; (ii) individual refundable deposits in excess of $2,000 or

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$5,000 in the aggregate; and (iii) all outstanding loans or advances made by the Company to any Person in excess of $5,000.

         (b) Except as set forth in the Disclosure Letter, the Company has good and valid title to all of the Purchased Assets free and clear of all Encumbrances and such Purchased Assets constitute all of the assets of the Business necessary in order to operate the Business in a manner consistent with its past practice.

         4.10 Real Property. The Company does not own any real property or interest in real estate (other than the office lease included in the Purchased Assets).

         4.11 Financial Statements. (a) The Company has heretofore furnished ARAC with copies of the following consolidated financial statements of the
Company: (i) unaudited balance sheets as at December 31, for each of 1994, 1995 and 1996, respectively; (ii) unaudited statements of operations and retained earnings for each of the years then ended; (iii) an unaudited balance sheet (the "Reference Balance Sheet") as at August 31, 1997 (the "Reference Balance Sheet Date"); and (iv) an unaudited statement of operations and retained earnings (the "Reference Income Statement") for the eight month period then ended. Except as noted therein and except for normal year-end adjustments with respect to the partial year financial statements, all such financial statements are complete and correct, were prepared in accordance with GAAP and present fairly the financial position of the Company at such dates and the results of its operations for the periods then ended, subject to such inaccuracies, if any, which are not material in nature or amount.

         (b) There are no liabilities, debts, obligations or claims against the Company of any nature (accrued, absolute or contingent, or, to the best knowledge, information and belief of the Company, unasserted or otherwise), except (i) as and to the extent reflected or reserved against on the Reference Balance Sheet; (ii) specifically described and identified as an exception to this paragraph in any of the Schedules delivered to ARAC pursuant to this Agreement; (iii) incurred since the Reference Balance Sheet Date in the ordinary course of business consistent with prior practice; or (iv) open purchase or sales orders or agreements for delivery of goods and services in the ordinary course of business consistent with prior practice.

         4.12 Books and Records. (a) The Company has made and will make available for inspection by ARAC all the books of account relating to business of the Company. Such books of account of the Company reflect all the material transactions and other material matters required to be set forth under GAAP applied on a consistent basis.

         (b) The minute books of the Company that have been made available to ARAC for its inspection contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) of the Company, and of its shareholders and accurately reflect all material transactions referred to in such minutes and consents in lieu of meetings. The stock books that have been made available to ARAC for its inspection are true and complete in all material respects.

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

         4.13 Tax Matters. (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean any federal, state, local, foreign or other taxes (including, without limitation, income (net or gross), gross receipts, profits, alternative or add-on minimum, franchise, license, capital, capital stock, intangible, services, premium, transfer, sales, use, ad valorem, payroll, wage, severance, employment, occupation, property (real or personal), windfall profits, import, excise, custom, stamp, withholding or estimated taxes), fees, duties, assessments, withholdings or governmental charges of any kind whatsoever (including interest, penalties, additions to tax or additional amounts with respect to such items) relating to the income, operations or properties of the Company;

              (i) all Taxes which the Company is required by law to withhold or collect have been in all material respects duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable;

              (ii) there is no action, suit, proceeding, investigation, audit or claim currently pending or, to the Company's knowledge, threatened, regarding any Taxes.

         (b) The Company and its Shareholders have each filed or caused to be filed, within the times and in the manner prescribed by law, Tax returns and Tax reports which are required to be filed by the Company or with respect to the Company by the Shareholders. Such returns and reports are true, correct and complete. Taxes payable by, or due from the Company and/or the Shareholders have been fully paid or adequately disclosed and, in the case of taxes payable by the Company, fully provided for in the books and consolidated financial statements of the Company. Except as set forth in the Disclosure Letter, no examination of any Tax return of the Company or any Shareholder is currently in progress and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any such Tax return.

         4.14 Employee Matters. (a) Schedule 4.14 sets forth as of the date hereof the name, current annual compensation rate (including bonus and commissions), title, current base salary rate and accrued bonus of each present employee of the Company. The Company has no employment, managerial, advisory, consulting or severance agreements; employee confidentiality or other agreements protecting proprietary processes, formulae or information; employee handbook(s); reports and/or plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972, as amended; or affirmative action plans.
Schedule 4.14 sets forth each employee benefit or compensation plan, agreement or arrangement covering present employees of the Company, including "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), stock purchase, stock option, fringe benefit, change in control, bonus and deferred compensation plans, agreements or funding arrangements (collectively, the "Benefit Plans"), whether sponsored, maintained or contributed to by the Company.

         (b) For each Benefit Plan, each of the following is true:

              (i) none of the Company or any other party has, with respect to any such Benefit

    Plan, engaged in a prohibited transaction, as such term is defined in Code
    Section 4975 or ERISA Section 406, which would subject ARAC to any Taxes, penalties or other material liabilities resulting from prohibited transactions under Code Section 4975 or under ERISA Sections 409 or 502(i);

              (ii) the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereunder, will not (pursuant to any "change-of-control provision" or otherwise) result in any additional (or otherwise modify or accelerate any existing or contingent) obligation or liability (with respect to accrued benefits or otherwise) to any such Benefit Plan, to any employee or former employee of the Company; and

              (iii) the Company has delivered to ARAC current, accurate and complete copies of the simplified adoption agreements for the Company's Vanguard Profit Sharing Plan and for its Vanguard Money Purchase Pension Plan.

         (c) The Company does not sponsor or maintain (and has not sponsored or maintained in the calendar years ending 1994, 1995 and 1996) an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or Part 3 of Title I of ERISA.

         (d) The Company does not contribute and is not obligated to contribute (and has not been obligated to contribute in the calendar years ending 1994, 1995 and 1996) to a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA).

         (e) The Company has no employee welfare benefit plans (within the meaning of ERISA Section 3(1)).

         (f) With respect to the Company, each of the following is true in all material respects:

              (i) the Company is in compliance with all applicable laws and agreements respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health and is not engaged in any unfair labor practice within the meaning of Section 8 of the National Labor Relations Act, and there is no action, suit or legal, administrative, arbitration, grievance or other proceeding pending or, to the Company's knowledge, threatened, or, to the Company's knowledge, any investigation pending or threatened against the Company relating to any thereof, and, to the Company's knowledge, no basis exists for any such action, suit or legal, administrative, arbitration, grievance or other proceeding or governmental investigation;

              (ii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to any Shareholder's knowledge, threatened against the Company;

              (iii) none of the employees of the Company is a member of or represented by any labor union and there are no attempts of whatever kind and nature being made to organize any of such employees;

              (iv) without limiting the generality of paragraph (iii) above, no certification or decertification is pending or was filed within the past twelve months respecting the employees of the Company and no certification or decertification petition is being or was circulated among the employees of the Company within the past twelve (12) months;

              (v) no agreement (including any collective bargaining agreement), arbitration or court decision, decree or order or governmental order which is binding on the Company in any material way limits or restricts the Company from relocating or closing any of its operations;

              (vi) the Company has not experienced any organized work stoppage in the last five (5) years; and

              (vii) there are no administrative proceedings or complaints of discrimination (including but not limited to discrimination based upon sex, age, marital status, race, national origin, sexual preference, handicap or veteran status) pending or, to any Shareholder's knowledge, threatened, or to any Shareholder's knowledge, any investigation pending or threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court. There have been no audits of the equal employment opportunity practices or affirmative action practices of the Company and, to the Company's knowledge, no reasonable basis for any claim regarding such practices exists.

         4.15 Intellectual Property. The Company has no trademarks, trademark registrations or applications therefor, trade or brand names (other than Power Components), service marks, service mark registrations or applications therefor, trade dress rights, registrations and applications therefor, patents and patent applications, material registered copyrights, or applications therefor. The Company has all rights or licenses that are necessary in order for the Company to conduct its business consistent with past practice. No claim of infringement relating to any intellectual property has been made against the Company and, to the Company's knowledge, it is not infringing or misappropriating any intellectual property owned by a third party.

         4.16 Accounts Receivable. The accounts receivable appearing on the Reference Balance Sheet and all accounts receivable created since that date through the Closing Date represent in all material respects and will in all material respects represent valid obligations owing to the Company, have arisen from bona fide transactions in the ordinary course of business and are fully collectible by the Company in the ordinary course of business.

         4.17 Inventory. The inventories of batteries, work-in-process and finished products of the Company are in good condition, conform in all material respects with the Company's applicable specifications and warranties, are not obsolete, and are saleable as of the date hereof at values not less than the book value amounts thereof. The values of such inventories are carried in accordance with GAAP consistently applied.

         4.18 No Material Change. Since the Reference Balance Sheet Date, there has been no material adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations or business of the Company. Except for the relocation of its business and the related entering into a new lease, the Company has conducted its business only in the ordinary course consistent with past practice and has not:

         (a) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, in excess of $5,000 in the aggregate, except liabilities or obligations incurred in the ordinary course of business and consistent with prior practice;

         (b) mortgaged, pledged or subjected to lien, restriction or any other Encumbrance any of the property, businesses or assets, tangible or intangible, of the Company, except for purchase money liens;

         (c) sold, transferred, leased to others or otherwise disposed of any of its assets (or committed to do any of the foregoing), except for inventory sold to customers or returned to vendors and payments on account of accounts payable or scheduled payments in respect of indebtedness for money borrowed disclosed on the Reference Balance Sheet or in the Schedules, or canceled, waived, released or otherwise compromised any debt or claim other than in the ordinary course of business, or any material right;

         (d) suffered any damage, destruction or loss (whether or not covered by insurance) in an amount greater than $5,000;

         (e) made or committed to make any capital expenditures or capital additions or betterments in excess of an aggregate of $5,000;

         (f) instituted or threatened any litigation, action or proceeding before any court, governmental or regulatory body, administrative agency or arbitrator relating to it or its property;

         (g) issued, authorized for issuance or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of the Company, or directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock or any option, warrant or other right to acquire such capital stock;

         (h) increased the compensation of any officer, director, employee or agent of the

    Company, directly or indirectly, including by means of any bonus, pension plan, profit sharing, deferred compensation, savings, insurance, retirement, or any other employee benefit plan, except in the case of any employee whose annual base compensation is less than $20,000;

         (i) materially changed any of its business or accounting accrual practices, including, without limitation, the amount of promotional or advertising expenditures, investments, marketing, pricing, purchasing, production, personnel, sales, returns or budgets, accounts receivable or inventory reserves, or otherwise changed its policies with respect thereto;

         (j) made or changed any election concerning Taxes or Tax returns, changed any annual accounting period, adopted or changed any accounting method, filed any amended return, entered into any closing agreement with respect to Taxes, settled any Tax claim or assessment or surrendered any right to claim a refund of Taxes or obtained or entered into any Tax ruling, agreement, contract, understanding, arrangement or plan;

         (k) materially amended or terminated or received any threat (not subsequently withdrawn) to terminate, any Contract (as hereinafter defined);

         (l) amended its articles of incorporation or bylaws or merged with or into or consolidated with any Person, subdivided, combined or in any way reclassified any shares of its capital stock, or changed or agreed to change the rights of its capital stock or the character thereof; or

         (m) engaged in any other material transaction other than in the ordinary course of business.

         4.19 Compliance With Law. Except as set forth in the Disclosure Letter, the operations and activities of the Company have complied and are in compliance in all respects with all applicable federal, state, local and foreign laws, statutes, rules, regulations, judicial and administrative decisions and consents, judgments, orders, awards, writs and decrees of any court, governmental or regulatory body, administrative agency or arbitrator, including, without limitation, health and safety statutes and regulations and all environmental laws, including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the environmental laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, the failure of which could have a Material Adverse Effect on the Purchased Assets or the Assumed Liabilities.

         4.20 Contracts and Commitments. (a) The Company has no written contract or agreement involving a liability or obligation of the Company or any subsidiary equal to or in excess of $5,000 and outstanding as of the date hereof to which the Company is a party, other than ordinary course of business purchase orders and the office lease included in the Purchased Assets.

         (b) No purchase contracts (other than inventory purchase and sale commitments) of the Company continue for a period of more than 12 months.

         (c) The Company is not under any material liability or material obligation with respect to the return of inventory or merchandise in the possession of distributors, customers or other Persons.

         4.21 Insurance. (a) Schedule 4.21 sets forth (i) the policies of insurance presently in force and, without restricting the generality of the foregoing, those covering the Company's public and product liability and its personnel, properties, buildings, machinery, equipment, furniture, fixtures and operations, specifying with respect to each such policy the name of the insurer, type of coverage, term of policy, limits of liability and annual premium; (ii) the Company's premiums, deductibles and losses in excess of $25,000, by year, by type of coverage, for the calendar years 1994, 1995 and 1996 based on information received from the Company's insurance carrier(s);
(iii) all outstanding insurance claims in excess of $10,000 by the Company for damage to or loss of property or income which have been referred to insurers or which the Company believes to be covered by commercial insurance; (iv) general comprehensive liability policies carried by the Company for the calendar years 1994, 1995 and 1996, including excess liability policies; and (v) any agreements, arrangements or commitments by or relating to the Company under which the Company indemnifies any other Person or is required to carry insurance for the benefit of any other Person. The Company has delivered to ARAC complete and correct copies of the policies and agreements contemporaneously herewith.

         (b) The insurance policies set forth in Schedule 4.21 are in full force and effect, all premiums which are due with respect thereto covering all periods up to and including the date of the Closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Except as set forth in the Disclosure Letter, such policies are sufficient for compliance with all requirements of law and all agreements to which the Company is a party; are valid, outstanding and enforceable policies; will remain in full force and effect through the respective dates set forth in the Disclosure Letter; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to the respective assets or operations of the Company, nor has any such coverage been limited, by any insurance carrier to which the Company has applied for any such insurance or with which the Company has carried insurance during the calendar years 1994, 1995 and 1996.

         4.22 Affiliate Interests. (a) No payments other than compensation payments or S Corporation distributions during calendar years 1994, 1995 and 1996, or during 1997 to date, have been made by the Company to any officer, director or shareholder of the Company.

         (b) No shareholder, officer or director of the Company or any affiliate of any

Shareholder (in each case, or any family member thereof) (i) has any interest, directly or indirectly, in any Purchased Assets, (ii) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of companies which are publicly held and traded), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Company, or (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims arising in the ordinary course of business arising from such Person's employment with the Company.

         4.23 Customers, Suppliers, Distributors, Etc. (a) Except for the loss of such other customers that will not have a Material Adverse Effect on the Company, no supplier, customer, distributor or sales representative of the Company has canceled or otherwise terminated, or made any written threat to the Company or to any of its affiliates to cancel or otherwise terminate, for any reason, including the consummation of the transactions contemplated hereby, its relationship with the Company. Except for the loss of such relationship that will not have a Material Adverse Effect on the Company, to any Shareholder's knowledge no such supplier, customer, distributor or sales representative intends to cancel or otherwise terminate its relationship with the Company.

         (b) Schedule 4.23 sets forth by dollar volume for the 1997 year through July 31, 1997 the customers of the Company.

         4.24 Absence of Certain Payments. Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Exchange Act. Neither the Company nor, to the Company's knowledge, any current director, officer, agent, employee or other Person acting on behalf of the Company has accepted or received any unlawful contributions, payments, gifts or expenditures.

         4.25 Investment Intent. The Company and/or the Shareholders: (a) are acquiring the Questron Shares for their own account for investment and not with a view to any distribution thereof; and (b) are "accredited investors" as that term is defined in Regulation D under the Securities Act of 1933. The Company and the Shareholders have heretofore been: (a) furnished with a copy of Questron's Annual Report on Form 10-KSB for the year ended December 31, 1996, any subsequently filed Quarterly Reports on Form 10-QSB and its Proxy Statement relating to its 1997 Annual Meeting; and (b) afforded the opportunity to meet with officers of Questron and ask questions concerning such company.

         4.26 Disclosure. (a) No representations or warranties by the Company or any Shareholder in this Agreement, including the Exhibits, Schedules and the Disclosure Letter, and no statement contained in any document (including, without limitation, the financial statements, certificates and other writings furnished or to be furnished by the Company or any Shareholder to

ARAC or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby), contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. There is no fact known to the Company or any Shareholder which has a Material Adverse Effect on the Purchased Assets or Assumed Liabilities which has not been set forth in this Agreement, including any Exhibit or Schedule or the Disclosure Letter, the financial statements referred to in Section 4.11 (including the footnotes thereto), any schedule, exhibit, or certificate delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Company or any Shareholder in connection with the transactions contemplated by this Agreement.

         (b) The Company has furnished or caused to be furnished to ARAC complete and correct copies of all agreements, instruments and documents set forth in the Schedules. Each of the Schedules is complete and correct.

                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF ARAC

         ARAC represents and warrants to the Company that:

         5.1 Organization. ARAC is a corporation duly organized and validly existing and in good standing under the laws of the State of Pennsylvania.

         5.2 Corporate Authority. ARAC has full corporate power and authority to enter into the Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by ARAC of the Agreements, the Instrument of Assumption and the Note to which it is a party have been duly authorized by all requisite corporate action. The Agreements, the Instrument of Assumption and the Note have been duly executed and delivered by ARAC, and (assuming due execution and delivery by the Company) the Agreements, the Instrument of Assumption and the Note constitute valid and binding obligations of ARAC, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

         5.3 No Violation. ARAC is not subject to or bound by any provision of:

         (a) any law, statute, rule, regulation or judicial or administrative decision,

         (b) any certificate of incorporation or by-laws,

         (c) any mortgage, deed of trust, lease, note, shareholders' agreement, bond, indenture, other instrument or agreement, license, permit, trust, custodianship or other restriction, or

         (d) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator,

that would prevent or be violated by, or under which there would be a default as a result of, the execution, delivery and performance by ARAC of this Agreement and the consummation of the transactions contemplated hereby. No consent, approval or authorization of or declaration or filing with any Person is required for the valid execution, delivery and performance by ARAC of this Agreement and the consummation of the transactions contemplated hereby.

         5.4 Questron Shares. The Questron Shares delivered at the Closing shall be duly and validly issued, fully paid and non-assessable shares of Questron subject to no liens or restrictions other than restrictions under applicable securities laws.


                                   ARTICLE 6

            CERTAIN COVENANTS AND AGREEMENTS OF THE COMPANY AND ARAC

         6.1 Tax Covenants. (a) After the Closing Date, ARAC, the Company and the Shareholders shall provide each other with such cooperation and information as any party reasonably may request in (A) filing any Tax return, amended return or claim for refund, (B) determining any Tax liability or a right to refund of Taxes, (C) conducting or defending any audit or other proceeding in respect of Taxes or (D) effectuating the terms of this Agreement. The parties shall retain all returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitation (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such returns and other documents relate and, unless such returns and other documents are offered and delivered to the Company, the Shareholders or ARAC, as applicable, until the final determination of any Tax in respect of such years. Any information obtained under this
Section 6.1 shall be kept confidential, except as may be otherwise necessary in connection with filing any Tax return, amended return, or claim for refund, determining any Tax liability or right to refund of Taxes, or in conducting or defending any audit or other proceeding in respect of Taxes. Notwithstanding the foregoing, none of the Company, ARAC or the Shareholders, nor any of their affiliates, shall be required unreasonably to prepare any document, or determine any information not then in its possession, in response to a request under this Section 6.1.

         (b) The Company shall be liable for, and shall pay when due, (i) any transfer, gains, documentary, sales, use, registration, stamp, value added or other similar Taxes payable by reason of the transactions contemplated by this Agreement or attributable to the sale, transfer or delivery of the Assets hereunder, and (ii) other Taxes imposed on the Company or any Shareholder or former shareholder of the Company for which ARAC is held liable. The Company and the

Shareholders shall, at their own expense, file all necessary Tax returns and other documentation with respect to all such Taxes.

         (c) The Purchase Price shall be allocated among the Purchased Assets in the manner set forth on Schedule 6.1 and the parties agree to timely file IRS Form 8594 consistent with such Schedule.

         6.2 Expenses and Finder's Fees. ARAC and the Company will bear their own expenses in connection with this Agreement and its performance. The Company and each of the Shareholders, on the one hand, and ARAC, on the other hand, each represents and warrants to the other that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on in such a manner as not to give rise to any valid claims against the other party or the Company for a brokerage commission, finder's fee or other like payment.

         6.3 Press Releases. Except as required by law or stock exchange regulation, any public announcements by the Company or the Shareholders regarding the transactions contemplated hereby shall be made only with the consent of ARAC.

         6.4 Transitional Assistance. The Shareholders shall reasonably cooperate with and assist ARAC in the orderly transfer of the business of the Company after the Closing Date. Such cooperation and assistance shall include, but not be limited to, the physical transfer of any books, records and computer software of the Company.

         6.5 Non-Assumed Liabilities. The Company agrees, at its expense, to satisfy all Non-Assumed Liabilities in good faith in the ordinary course of its business and in a manner not adverse to the interests of ARAC.

         6.6 Assumed Liabilities. ARAC agrees, at its expense, to satisfy all Assumed Liabilities in good faith in the ordinary course of its business and in a manner not adverse to the interests of the Company.

         6.7 Change of Name. Simultaneously with or as soon as practical following the Closing, ARAC shall change its name to Power Components, Inc., and the Company shall change its name to REM Business Consulting Co.

         6.8 Relocation of Business. The Company has caused at its expense the operations of the Business to be relocated prior to the Closing. On or before September 15, 1997, ARAC shall reimburse the Company for the cost of such relocation (not to exceed $800) and for $360 of the initial month's rent payment under its new lease.

         6.9 Sale of Stock. The transactions contemplated by the Stock Purchase Agreement between Questron and the Shareholders of ARAC shall be consummated simultaneously with the Closing.

                                   ARTICLE 7

                                INDEMNIFICATION

         7.1 Indemnification by the Company and the Shareholders. Effective only from and upon the occurrence of the Closing, and subject to Section 7.3 below, each of the Company and the Shareholders hereby agrees to jointly and severally defend, indemnify and hold harmless ARAC and their respective successors, assigns and affiliates (collectively, the "ARAC Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision), including, without limitation, Environmental Liabilities and Costs (collectively, "ARAC Losses"), caused by, resulting from or arising out of:

         (a) (i) breaches of representation or warranty under this Agreement on the part of the Company; and (ii) failures by the Company or any Shareholder to perform or otherwise fulfill any undertaking or other agreement or obligation under this Agreement;

         (b) any and all Taxes imposed on the Company (including, without limitation, Taxes relating to the Tax liability of the Company to the extent any governmental authority seeks to impose such Taxes on the Company) or the Shareholders of the Company arising out of the ownership of the Common Stock;

         (c) the failure to collect in full any accounts receivable which are included in the Purchased Assets within six months following the Closing. Upon payment by the Company to ARAC for any such uncollected receivables (the "Shortfall") on a dollar for dollar basis, ARAC shall assign such receivables to the Company. Such payment by the Company shall be effected by payment of 50% of the Shortfall in cash and 50% of the Shortfall by a reduction in the principal amount of the Note;

         (d) the maintenance, amendment or termination of any Benefit Plan of the Company or out of any obligations under any such plan; and

         (e) any and all actions, suits, proceedings, claims, demands, incident to any of the foregoing or such indemnification;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted in respect of which an ARAC Indemnitee proposes to demand indemnification ("ARAC Indemnified Claims"), ARAC or such other ARAC Indemnitee shall promptly notify the Company and the Shareholders thereof, provided further, however, that the failure to so notify the Company and the Shareholders shall not reduce or affect the Company's and the Shareholders' obligations with respect thereto, except to the extent that the Company and the Shareholders are materially prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, the Company and the Shareholders shall have the right promptly upon receipt of such notice (after acknowledging responsibility for such ARAC Indemnified Claim) to assume the control of the defense, compromise or settlement of any such ARAC Indemnified Claims (provided that any compromise or settlement must be reasonably approved by ARAC), including, at its own expense, employment of counsel reasonably satisfactory to ARAC; provided, however, that if the Company and the Shareholders shall have exercised their right to assume such control, ARAC may, in its sole discretion and at its expense, employ counsel to represent it (in addition to counsel employed by the Company and the Shareholders) in any such matter. So long as the Company and the Shareholders are contesting any such ARAC Indemnified Claim in good faith, ARAC and each other ARAC Indemnitee shall not pay or settle any such ARAC Indemnified Claim. Notwithstanding the foregoing, ARAC shall have the right to offset any ARAC Indemnified Claims and/or ARAC Losses against obligations under the Note.

         7.2 Indemnification by ARAC. ARAC hereby agrees to defend, indemnify and hold harmless the Company and the Shareholders and their respective successors, assigns and affiliates (collectively, "Company Indemnitees") from and against any and all losses, deficiencies, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) (collectively, "Company Losses"), resulting from or arising out of:

         (a) (i) breaches of representation and warranty hereunder on the part of ARAC, and (ii) failures by ARAC to perform or otherwise fulfill any undertaking or agreement or obligation hereunder; and

         (b) any and all actions, suits, proceedings, claims and demands incident to any of the foregoing or such indemnification;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted in respect of which a Company Indemnitee proposes to demand indemnification ("Company Indemnified Claims"), such Company Indemnitee shall notify ARAC thereof, provided further, however, that the failure to so notify ARAC shall not reduce or affect ARAC's obligations with respect thereto except to the extent that ARAC is materially prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, ARAC shall have the right promptly upon receipt of such notice to assume the control of the defense, compromise or settlement of any such Company Indemnified Claims (provided that any compromise or settlement must be reasonably approved by the Company) including, at its own expense, employment of counsel reasonably satisfactory to the Company; provided, however, that if ARAC shall have exercised its right to assume such control, Company may, in its sole discretion and at its expense, employ counsel to represent it (in addition to counsel employed by ARAC) in any such matter. So long as ARAC is contesting any such Company Indemnified Claim in good faith, the Company Indemnitees shall not pay or settle any such Company Indemnified Claim.

         7.3 Limitations on Liability. The aggregate liability of the Company and the Shareholders under Section 7.1(a) shall be $750,000 except that such limitation shall not apply to the obligation to satisfy any Non-Assumed Liabilities. Neither ARAC in respect of Company Losses arising under Section 7.2(a)(i) nor the Company and the Shareholders in respect of ARAC Losses arising under Section 7.1(a)(i) shall be liable in respect of same unless and until the aggregate amount of such Company Losses or ARAC Losses, as the case may be, exceeds $5,000 in which event the relevant party shall be liable in respect all such losses without deduction.


                                   ARTICLE 8

             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         8.1 Representations, Warranties and Covenants. The covenants contained in this Agreement shall survive the Closing Date subject only to applicable statutes of limitation. The representations and warranties contained herein shall survive the Closing Date for a period of the lesser of three (3) years or the applicable statute of limitations, except that any representation or warranty contained in Sections 4.1, 4.5, 4.6, 5.2 and 5.4 shall survive the Closing Date without limitation, and any representation or warranty of the Company contained in Section 4.13 (Tax Matters) shall survive until the expiration of the applicable statute of limitations.


                                   ARTICLE 9

               NON-COMPETITION BY THE COMPANY AND NO SOLICITATION

         9.1 Non-Compete; Non-Solicitation. In consideration of the purchase by ARAC of the Shares under this Agreement, the Shareholders will at the Closing execute and deliver the Non-Compete Agreements.

         9.2 Remedies. Each Shareholder recognizes that a breach or threatened breach of his or her obligations under this Article 9 and/or under the agreements contemplated by Section 9.1 would cause irreparable injury to ARAC, and ARAC shall be entitled to seek preliminary and permanent injunctions enjoining him from violating the non-compete agreements contemplated by this
Article 9, in addition to any other remedies which may be available.


                                   ARTICLE 10

                                 MISCELLANEOUS

         10.1 Cooperation. Each of the parties hereto shall use its reasonable efforts to take or cause to be taken all actions, to cooperate with the other party hereto with respect to all actions, and to do or cause to be done all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

         10.2 Waiver. Any failure of the Company or the Shareholders to comply with any of their respective obligations or agreements herein contained may be waived only in writing by ARAC. Any failure of ARAC to comply with any of its obligations or agreements herein contained may be waived only in writing by the Company and the Shareholders.

         10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt of: hand delivery; certified or registered mail, return receipt requested; or telecopy transmission with confirmation of receipt:

         (i) If to the Company or the Shareholders, to:

                   Power Components, Inc.
                   7 Willowgreene Drive
                   Churchville, PA 18966
                   Telecopier:
                   Telephone:  215-322-8575

                   Attention:  Frank E. Hutchinson

                   with a copy to:

                   Joseph A. Meo, Esq.
                   Meo & Associates
                   401 City Avenue, Suite 701
                   Bala Cynwyd, PA  19004
                   Telecopier:  610-668-5341
                   Telephone:  610-668-5301

         (ii) If to ARAC, to

                   A.R. Acquisition Company
                   12 Horseshoe Lane
                   Newton Square, PA  19073

                   Telephone:  610-325-7111

                   Attention:  Anthony R. Cucchi, Sr.

                   with copies to:

                   Questron Technology, Inc.
                   6400 Congress Avenue
                   Suite 200A
                   Boca Raton, FL  33487

                   Telecopier:  561-241-2866
                   Telephone:   561-241-5251

                   Gould & Wilkie
                   One Chase Manhattan Plaza
                   58th Floor
                   New York, NY 10005

                   Attention:  Frederick W. London, Esq.

                   Telecopier:  212-809-6890
                   Telephone:   212-344-5680

Such names and addresses may be changed by written notice to each person listed above.

         10.4 Governing Law and Consent to Jurisdiction; Dispute Resolution.
(a) This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Pennsylvania.

         (b) Any dispute, claim or controversy arising out of or relating to this Agreement, or the interpretation or breach thereof, shall be referred to arbitration under the rules of the American Arbitration Association, to the extent such rules are not inconsistent with this Section 10.4. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal or equitable proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations.

         (c) The arbitration panel shall consist of three (3) arbitrators, one of whom shall be appointed by each party hereto. The two arbitrators thus appointed shall choose the third arbitrator; provided, however, that if the two arbitrators are unable to agree on the appointment of the third arbitrator, either arbitrator may petition the American Arbitration Association to make the appointment.

         (d) The place of arbitration shall be Philadelphia, Pennsylvania.

         10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         10.6 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.7 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto and the documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         10.8 Amendment and Modification. This Agreement may be amended or modified only by written agreement of the parties hereto.

         10.9 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; and except as specifically provided herein, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and assigns (and, to the extent provided in Sections 7.1 and 7.2, the other ARAC Indemnitees and Company Indemnitees) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         10.10 Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties.

         10.11 Disclosure Letter; Schedules. As used herein, the terms "Disclosure Letter" and "Schedules" shall refer to the Disclosure Letter dated September 4, 1997 and the Schedules previously delivered by the Company to ARAC.

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

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                       AR ACQUISITION COMPANY


____________________________           By________________________________
Maria M. Hutchinson                      Name:  Anthony R. Cucchi
                                         Title:  President

____________________________
Robert C. Meo


                                       POWER COMPONENTS, INC.


                                       By________________________________
                                         Name:  Frank E. Hutchinson
                                         Title:  President


By its signature below, the undersigned agrees to take all steps necessary to enable ARAC to make the delivery contemplated by Section 2.2(b) and guarantees solely for the benefit of the Company and the Shareholders the obligations of ARAC under the Note, the Instrument of Assumption, and Sections 2.2, 3.2(b), 6.6, 6.8, 7.2(a)(ii) and 7.2(b) insofar as the same relates to Section 7.2(a)(ii).


QUESTRON TECHNOLOGY, INC.

By:_______________________________
    Dominic A. Polimeni
    Chairman, President and
     Chief Executive Officer

                                     -25-